BBX Capital, Inc. Reports Financial Results

For the Third Quarter, 2021

FORT LAUDERDALE, Florida – November 15,  2021 -- BBX Capital, Inc. (OTCQX: BBXIA) (PINK: BBXIB) (“BBX Capital” and, together with its subsidiaries, the “Company”) reported today its financial results for the quarter ended September 30, 2021.

Selected highlights of BBX Capital’s consolidated financial results include:

Third Quarter 2021 Compared to Third Quarter 2020:

•	Total consolidated revenues of $91.8 million vs. $42.2 million
•	Income (loss) from continuing operations before income taxes of $25.7 million vs. ($10.4 million)
•	Net income (loss) attributable to shareholders of $19.2 million vs. ($8.3 million)
•	Diluted earnings (loss) per share from continuing operations of $1.13 vs. ($0.43)

Balance Sheet as of September  30, 2021

•	Cash and cash equivalents of $113.5 million
•	Note receivable from Bluegreen Vacations Holding Corporation (NYSE: BVH) of $75.0 million
•	Total consolidated assets of $549.3 million
•	Total shareholders' equity of $331.1 million
•	Fully diluted book value per share of $19.73 (1)
(1)	Fully diluted book value per share is stockholders’ equity divided by the number of BBX Capital’s Class A and Class B common shares outstanding on September 30, 2021.

“We are pleased that strong demand for many of our portfolio companies’ products and services continued during the third quarter. In particular, BBXRE monetized several investments in its portfolio which generated profits that significantly exceeded our prior expectations, and IT’SUGAR continued to generate sales in excess of pre-pandemic levels in 2019. However, this is a challenging and fluid environment for our companies as a result of supply chain disruptions and rising costs of goods and labor. As a result, while we are pleased with our overall results for the quarter, our primary focus is on positioning our businesses to navigate through this uncertain environment and continuing to capitalize on potential opportunities for future growth. We remain committed to our objective of achieving long-term growth and building shareholder value,” commented Jarett S. Levan, Chief Executive Officer and President of BBX Capital, Inc.

Additional Information

The Company was spun-off from Bluegreen Vacations Holding Corporation (formerly BBX Capital Corporation) on September 30, 2020, and as a result, the Company’s financial results prior to September 30, 2020 were derived from the accounting records of Bluegreen Vacations Holding Corporation. Accordingly, the Company’s financial results for the three and nine months ended September  30,  2020 that are included in this release and in its unaudited consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 do not necessarily reflect what the Company’s results of operations, financial position, or cash flows would have been had the Company been a separate entity during such periods and are not indicative of the future results of the Company.

For more complete and detailed information regarding BBX Capital and its financial results, business, operations, investments, and risks, as well as further details regarding the basis of presentation of BBX Capital’s financial results for the three and nine months ended September 30, 2020, please see BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which is available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com.

Financial Results

The following selected information relates to the financial results of the Company’s principal holdings: BBX Capital Real Estate, Renin, and BBX Sweet Holdings.

BBX Capital Real Estate -  Selected Financial Data

Selected highlights of BBX Capital Real Estate’s (“BBXRE”) financial results include:

Third Quarter 2021 Compared to Third Quarter 2020:

•	Revenues of $22.8 million vs. $5.9 million
•	Net profits from sales of real estate inventory to homebuilders of $11.9 million vs. $1.6 million
•	Equity in net earnings (loss) of unconsolidated real estate joint ventures of $11.8 million vs. ($0.6 million)
•	Income from continuing operations before income taxes of $27.9 million vs. $1.0 million

BBXRE’s operating results for the quarter ended September 30, 2021 as compared to the same 2020 period reflect an increase in net profits from sales of lots to homebuilders at the Beacon Lake Community development due to an increase in sales volumes. BBXRE sold 299 undeveloped lots and 55 developed lots during the 2021 period compared to 62 developed lots during the 2020 period, as well as an increase during the 2021 period in the estimated contingent purchase price associated with sales of developed lots as a result of higher demand in the market for single-family housing.  In addition, in July 2021, the Altis Grand at Preserve joint venture, which was sponsored by the Altman Companies, sold its 350-unit multifamily apartment community located in Odessa, Florida, and as a result of the sale, BBXRE recognized equity earnings from its investment in the venture of approximately $5.0 million during the three months ended September 30, 2021. Further, in September 2021, the Altis Grand Central joint venture, which was also sponsored by the Altman Companies, recapitalized its ownership interests in Altis Grand Central, a 314-unit multifamily apartment community located in Tampa, Florida, and as a result of the transaction, BBXRE recognized equity earnings from its investment in the venture of approximately $6.2 million during the three months ended September 30, 2021.

Jarett Levan commented, “We are very pleased with BBXRE’s operating results for the quarter, as BBXRE has continued to benefit from the strong demand for single-family and multifamily housing in the Florida markets in which BBXRE and the Altman Companies operate. In addition to ongoing sales of developed lots to homebuilders at its Beacon Lake Community, BBXRE closed on the sale of the 299 undeveloped lots comprising Phase 4 of the development during the third quarter, which has accelerated the expected timing of BBXRE’s completion of the development. In addition, as a result of tenant and investor demand for multifamily housing, BBXRE monetized several of its investments in multifamily apartment communities sponsored by the Altman Companies, including the sale of Altis Grand at the Preserve and the recapitalization of Altis Grand Central, and realized profits which significantly exceeded our prior expectations. However, despite the positive impact of demand on BBXRE’s operating results for the quarter, BBXRE is continuing to experience increases in construction and development costs as a result of higher commodity, shipping, and labor prices and is closely evaluating the impact of rising costs on the profitability of future projects in its development pipeline. Although BBXRE is hopeful that demand will mitigate the impact of rising costs, it is nevertheless a challenging and uncertain environment.”

Renin - Selected Financial Data

Selected highlights of Renin’s financial results include:

Third Quarter 2021 Compared to Third Quarter 2020:

•	Trade sales of $33.4 million vs. $19.7 million
•	Gross margin of $3.0 million vs. $3.7 million
•	Gross margin percentage of 8.9% vs. 19.0%
•	(Loss) income from continuing operations before income taxes of ($0.7 million) vs. $1.5 million

Renin’s operating results for the quarter ended September 30, 2021 as compared to the same 2020 period reflect (i) a significant decrease in its gross margin percentage as a result of increased costs of shipping and raw materials and (ii) ongoing expenses resulting from the acquisition of Colonial Elegance in October 2020, including an increase in selling, general, and administrative expenses (including amortization expense related to acquired intangible assets) and an increase in interest expense related to borrowings used to finance the acquisition, partially offset by (i) an increase in trade sales primarily associated with the acquisition of Colonial Elegance and price increases on products and (ii) foreign currency exchange gains during the 2021 period due to the impact of changes in foreign exchange rates between the U.S. dollar and Canadian dollar and an overall increase in assets and liabilities denominated in Canadian dollars as of September 30, 2021 as compared to September 30, 2020 as a result of the acquisition of Colonial Elegance.

Jarett Levan commented, “Renin has continued to experience significant headwinds due to global supply chain disruptions, which have resulted in supply chain delays, as well as increased costs related to shipping and raw materials. These factors have negatively impacted Renin’s gross margin and also required Renin to maintain higher levels of inventory in order to timely fulfill customer orders. Renin is continuing to work to mitigate the adverse impacts of these factors through price adjustments and the identification of alternative sources for products by diversifying its global supply chains and transferring the assembly of certain products from foreign suppliers to its own manufacturing facilities.”

BBX Sweet Holdings - Selected Financial Data

Selected highlights of BBX Sweet Holdings’ financial results (2) include:

Third Quarter 2021 Compared to Third Quarter 2020:

•	Trade sales of $32.8 million vs. $15.2 million
•	Gross margin of $13.1 million vs. $3.5 million
•	Gross margin percentage of 40.0% vs. 23.0%
•	Income (loss) from continuing operations before income taxes of $0.4 million vs. ($8.2 million)
(2)

IT’SUGAR’s results of operations were included in the Company’s financial results through September 22, 2020, the date that the Company deconsolidated IT’SUGAR as a consequence of IT’SUGAR filing voluntary petitions under Chapter 11 bankruptcy. As BBX Sweet Holdings continued to own a noncontrolling equity investment in IT’SUGAR during the bankruptcy proceedings, IT’SUGAR’s results of operations are included in the Company’s financial results for the third quarter of 2020 presented above through September 22, 2020 and are not reflected as discontinued operations in the Company’s financial statements.  On June 17, 2021, the Company’s equity interests in IT’SUGAR revested as a result of IT’SUGAR emerging from bankruptcy, and the Company reconsolidated IT’SUGAR into its consolidated financial statements as of that date.  As a result, the Company’s statement of operations for the nine months ended September 30, 2021 includes IT’SUGAR’s results of operations from June 17, 2021 through September 30, 2021.

BBX Sweet Holdings’ operating results for the quarter ended September 30, 2021 as compared to the same 2020 period primarily reflect (i) an increase in trade sales and gross margin in the 2021 period as a result of the impact of the COVID-19 pandemic on BBX Sweet Holdings’ operations in 2020, including $28.3 million of trade sales from IT’SUGAR during the three months ended September 2021 as compared to $12.2 million during the comparable 2020 period, and (ii) the recognition of a loss on the deconsolidation of IT’SUGAR during the 2020 period as a result of IT’SUGAR filing petitions under Chapter 11 bankruptcy in September 2020, partially offset by a net increase in operating expenses in the 2021 period associated with IT’SUGAR due to increased staffing to support sales volume and higher overhead associated with new temporary locations.

Jarett Levan commented, “BBX Sweet Holdings’ operating results for the third quarter continue to reflect an overall recovery in BBX Sweet Holdings’ businesses which were significantly impacted by the COVID-19 pandemic in 2020. In particular, during the third quarter of 2021, IT’SUGAR’s comparable store sales were approximately 2% higher than the comparable period in 2019, while its total revenue was approximately 15% higher than the comparable period in 2019(3). Similar to our other portfolio companies, BBX Sweet Holdings’ businesses have experienced an increase in inventory, freight, and labor costs as well as delays in supply chains. Although BBX Sweet Holdings’ businesses have generally been able to mitigate the impact of increased costs through price adjustments, supply chain disruptions have negatively impacted IT’SUGAR’s ability to maintain historical inventory levels at its retail locations, which in turn negatively impacted its sales volumes during the third quarter. In addition to driving sales at its existing locations, IT’SUGAR is currently focused on evaluating additional retail locations in targeted markets in which it believes it can opportunistically capitalize on increased availability and a decline in rental rates for retail space in some markets as a result of the impact of the COVID-19 pandemic. As part of this strategy, it currently expects to open an 18,000 square foot retail location at the Ala Moana Center in Honolulu, Hawaii in the fourth quarter of 2021,” Levan concluded.

(3)

Because the results for the comparable 2020 periods were impacted by the closure of IT’SUGAR’s locations in March 2020 due to the COVID-19 pandemic, the Company does not believe that IT’SUGAR’s results for the comparable 2020 periods would provide a meaningful comparison in relation to its operating results for the 2021 periods. Further, comparable store sales represented IT’SUGAR’s sales at its retail locations excluding both the impact of e-commerce sales and changes in its store portfolio.

BBX Capital – Other Information

In September 2021, the Company’s Board of Directors approved an increase in the Company’s existing share repurchase program from $10.0 million of shares of the Company’s Class A and Class B Common Stock to $20.0 million of shares of the Company’s Class A and Class B Common Stock. As of September 30, 2021, the Company had purchased 1,119,813 shares of its Class A Common Stock and 14,394 shares of its Class B Common Stock under the share repurchase program for an aggregate of approximately $8.3 million at an average cost of $7.33 per share, including fees. Further, as previously announced, in July 2021, the Company completed a cash tender offer and purchased 1,402,785 shares of its Class A Common Stock for approximately $11.4 million, including fees. After giving effect to these purchases, as of the date of this release, BBX Capital had 16,780,695 shares of Common Stock issued and outstanding, consisting of 13,101,493 shares of its Class A Common Stock and 3,679,202 shares of its Class B Common Stock, and had up to $11.7 million available under its share repurchase program to purchase additional shares of its Class A Common Stock and Class B Common Stock.

About BBX Capital, Inc.: BBX Capital, Inc. (OTCQX: BBXIA) (PINK: BBXIB) is a Florida-based diversified holding company whose principal holdings include BBX Capital Real Estate, BBX Sweet Holdings, which includes IT’SUGAR, and Renin. For additional information, please visit www.BBXCapital.com.

BBX Capital, Inc. Contact Info:

Investor Relations Contact:

Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300, Email: LHinkley@BBXCapital.com

Media Relations Contact:

Kip Hunter, Kip Hunter Marketing

954-303-5551, Email: kip@kiphuntermarketing.com

Forward-Looking Statements

This press release contains forward-looking statements based largely on current expectations of the BBX Capital and its subsidiaries that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans, or other statements, other than statements of historical fact, are forward-looking statements and can be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,”

“would,” and words and phrases of similar import. The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to be correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. Forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. When considering forward-looking statements, the reader should keep in mind the risks, uncertainties, and other cautionary statements made in this press release and in the Company’s reports filed with the Securities and Exchange Commission (“SEC”). The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. This press release also contains information regarding the past performance of the Company and its respective investments and operations. The reader should note that prior or current performance is not a guarantee or indication of future performance. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, and all such information should only be viewed as historical data. Future results and the accuracy of forward-looking statements may be affected by various risks and uncertainties, including the residential and commercial real estate industry in which BBXRE develops, operates, manages, and invests in real estate, the home improvement industry in which Renin operates, and the sugar and confectionery industry in which BBX Sweet Holdings operates. Risks and uncertainties include risks relating to public health issues, including, in particular, the COVID-19 pandemic, as it is not currently possible to accurately assess the expected duration and effects of the pandemic on our business. These include required closures of retail locations, travel and business restrictions, “shelter in place” and “stay at home” orders and advisories, volatility in the global and national economies and equity, credit, and commodities markets, worker absenteeism, quarantines, and other health-related restrictions; the duration and severity of the COVID-19 pandemic and the impact on demand for the Company’s products and services, levels of consumer confidence, supply chains, labor costs and raw materials costs; actions taken by governments, businesses, and individuals in response to the pandemic and their impact on economic activity and consumer spending, which will impact the Company’s ability to successfully resume full business operations; the pace of recovery when the COVID-19 pandemic subsides and the possibility of a resurgence; competitive conditions; the Company’s liquidity and the availability of capital; the effects and duration of steps the Company takes in response to the COVID-19 pandemic, including the inability to rehire or replace furloughed employees or retain employees: the impact of the emergence of IT’SUGAR from the Chapter 11 proceedings, revesting of the Company’s equity interest in IT’SUGAR and the reconsolidation of IT’SUGAR’s results into the Company’s financial statements; the potential adverse impact of the Chapter 11 proceedings and the success of the restructuring; the continuing adverse impact of the COVID-19 pandemic on IT’SUGAR’s operations, results, and financial condition, including with respect to demand, sales levels, and consumer behavior, as well as increased inventory, freight, and labor costs and general supply chain disruptions, have had and may continue to have a material adverse effect in future periods; the risk that IT’SUGAR may not be able to continue to increase prices without significantly impacting consumer demand and sales volume; risks relating to IT’SUGAR’s business plans, including that IT’SUGAR may not be able to fund or otherwise open new retail locations, including new “temporary” locations, the Oreo Café, or a new “large format” retail location, as or when expected, or at all; the risk that IT’SUGAR may not be able to extend or enter into new lease agreements for any existing “temporary” locations which it desires to extend, whether on favorable terms or at all; risks related to the lease amendments entered into by IT’SUGAR, including that, while many of the lease amendments provide for the payment of rent based on a percentage of sales volumes for a specified period of time as opposed to fixed rental payments, the terms of many of such amendments require IT’SUGAR to resume the payment of previously scheduled fixed lease payments going forward and, as a result, IT’SUGAR’s ongoing occupancy costs are expected to increase as fixed rental payments under these leases resume and IT’SUGAR’s overall exposure to risks related to fixed rental obligations will increase and revert to pre-bankruptcy levels in relation to such locations; the risk that landlords may exercise their right to terminate leases; the inability to predict the effect of IT’SUGAR’s emergence from the bankruptcy proceedings on the Company and its results of operation and financial condition, including the risk that additional impairment charges may be required in the future; the risk of heightened litigation as a result of actions taken in response to the COVID-19 pandemic; the impact of the COVID-19 pandemic on consumers, including, but not limited to, their income, their level of discretionary spending both during and after the pandemic, and their views towards the retail industry; the risk that certain of the Company’s operations, including retail operations, may not generate recurring sources of cash during or following the pandemic to the extent anticipated or at all; the risk that commodity, freight, and labor price increases may adversely impact the gross margins of BBX Capital Real Estate, BBX Sweet Holdings, and Renin; the risk that homebuilders will not meet their obligations to acquire lots at BBXRE’s Beacon Lake community due to the impact of higher construction costs and supply shortages of building materials, equipment and appliances; and the risk that the loss of sales of products to Renin’s major customers and/or Renin’s efforts to maintain sales of its products to its major customers may negatively impact Renin’s sales, gross margin, and profitability, require Renin to lower its prices, and result in the recognition of impairment losses related to its goodwill and long-lived assets and noncompliance with the terms of its outstanding credit facility. This press release also contains a discussion of Renin’s recent acquisition of substantially all of the assets and assumption of  certain of the liabilities of Colonial Elegance, which is subject to the impact of economic, competitive and other factors affecting Renin and Colonial Elegance, including their operations, markets, marketing strategies, products and services; the risk that the integration of Colonial Elegance may not be completed on a timely basis, or as anticipated; that the anticipated expansion or growth opportunities will not be achieved or if achieved will not be advantageous; that the acquisition will not be cash accretive; that net income may not be generated when anticipated or at all or the acquisition may result in net losses; that BBX Capital and/or Renin may not realize the anticipated benefits of the acquisition when or to the extent anticipated or at all; and the risks associated with the increased indebtedness incurred by Renin to finance the acquisition including, compliance with financial covenants and restrictions on Renin’s activities.

Reference is also made to the other risks and uncertainties described in BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended September  30, 2021, which will be filed on or about November 8, 2021, and then will be available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com, as well as BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2020 that was filed on March 16, 2021,  which is currently available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com.  The Company cautions that the foregoing factors are not exclusive, and that the reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made.

###

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended September 30, 2021 (in thousands):

Revenues:	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Trade sales	$—	32,810	33,410	1,233	—	67,453
Sales of real estate inventory	21,849	—	—	—	—	21,849
Interest income	490	—	—	—	1,016	1,506
Net gains on sales of real estate assets	129	—	—	—	—	129
Other revenue	316	—	—	672	(134)	854
Total revenues	22,784	32,810	33,410	1,905	882	91,791
Costs and expenses:
Cost of trade sales	—	19,682	30,432	500	—	50,614
Cost of real estate inventory sold	9,999	—	—	—	—	9,999
Interest expense	—	185	448	—	(259)	374
Recoveries from loan losses, net	(5,393)	—	—	—	—	(5,393)
Selling, general and administrative expenses	2,088	12,563	3,545	1,293	3,181	22,670
Total costs and expenses	6,694	32,430	34,425	1,793	2,922	78,264
Operating income (losses)	16,090	380	(1,015)	112	(2,040)	13,527
Equity in net earnings of unconsolidated real estate joint ventures	11,820	—	—	—	—	11,820
Other income	14	33	—	—	13	60
Foreign exchange gain	—	—	292	—	—	292
Income (loss) from continuing operations before income taxes	$27,924	413	(723)	112	(2,027)	25,699

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended September 30, 2020 (in thousands):

	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Trade sales	$—	15,166	19,662	864	—	35,692
Sales of real estate inventory	4,970	—	—	—	—	4,970
Interest income	419	2	—	—	(34)	387
Net gains on sales of real estate assets	164	—	—	—	—	164
Other revenue	329	77	—	610	(24)	992
Total revenues	5,882	15,245	19,662	1,474	(58)	42,205
Costs and expenses:
Cost of trade sales	—	11,678	15,927	376	—	27,981
Cost of real estate inventory sold	3,367	—	—	—	—	3,367
Interest expense	—	54	53	4	(111)	—
Recoveries from loan losses, net	(807)	—	—	—	—	(807)
Selling, general and administrative expenses	1,715	8,483	2,135	1,036	4,741	18,110
Total costs and expenses	4,275	20,215	18,115	1,416	4,630	48,651
Operating income (losses)	1,607	(4,970)	1,547	58	(4,688)	(6,446)
Equity in net loss of unconsolidated real estate joint ventures	(646)	—	—	—	—	(646)
Loss on the deconsolidation of IT'SUGAR, LLC	—	(3,326)	—	—	—	(3,326)
Other income	—	81	—	—	—	81
Foreign exchange loss	—	—	(58)	—	—	(58)
Income (loss) from continuing operations before income taxes	$961	(8,215)	1,489	58	(4,688)	(10,395)

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the nine months ended September  30, 2021 (in thousands):

	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Trade sales	$—	47,990	106,479	5,430	—	159,899
Sales of real estate inventory	47,774	—	—	—	—	47,774
Interest income	1,465	36	—	—	3,322	4,823
Net gains on sales of real estate assets	438	—	—	—	—	438
Other revenue	1,152	—	—	1,677	(379)	2,450
Total revenues	50,829	48,026	106,479	7,107	2,943	215,384
Costs and expenses:
Cost of trade sales	—	30,066	93,450	1,558	—	125,074
Cost of real estate inventory sold	23,425	—	—	—	—	23,425
Interest expense	—	251	1,287	1	(581)	958
Recoveries from loan losses, net	(7,038)	—	—	—	—	(7,038)
Selling, general and administrative expenses	5,709	17,724	11,653	4,277	10,544	49,907
Total costs and expenses	22,096	48,041	106,390	5,836	9,963	192,326
Operating income (losses)	28,733	(15)	89	1,271	(7,020)	23,058
Equity in net earnings of unconsolidated real estate joint ventures	15,992	—	—	—	—	15,992
Other (expense) income	(14)	78	—	(1)	189	252
Gain on the consolidation of IT'SUGAR, LLC	—	15,890	—	—	—	15,890
Foreign exchange gain	—	—	788	—	—	788
Income (loss) from continuing operations before income taxes	$44,711	15,953	877	1,270	(6,831)	55,980

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the nine months ended September 30, 2020 (in thousands):

	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Trade sales	$—	41,743	54,283	3,602	—	99,628
Sales of real estate inventory	14,248	—	—	—	—	14,248
Interest income	604	29	—	—	(47)	586
Net gains on sales of real estate assets	130	—	—	—	—	130
Other revenue	1,116	281	—	1,083	(82)	2,398
Total revenues	16,098	42,053	54,283	4,685	(129)	116,990
Costs and expenses:
Cost of trade sales	—	35,493	44,054	1,483	—	81,030
Cost of real estate inventory sold	9,473	—	—	—	—	9,473
Interest expense	—	170	238	9	(417)	—
Recoveries from loan losses, net	(5,844)	—	—	—	—	(5,844)
Impairment losses	2,710	25,303	—	2,727	—	30,740
Selling, general and administrative expenses	5,176	25,123	6,788	3,452	12,609	53,148
Total costs and expenses	11,515	86,089	51,080	7,671	12,192	168,547
Operating income (losses)	4,583	(44,036)	3,203	(2,986)	(12,321)	(51,557)
Equity in net earnings of unconsolidated real estate joint ventures	50	—	—	—	—	50
Loss on the deconsolidation of IT'SUGAR, LLC	—	(3,326)	—	—	—	(3,326)
Other income (expense)	—	195	(3)	—	—	192
Foreign exchange gain	—	—	214	—	—	214
Income (loss) from continuing operations before income taxes	$4,633	(47,167)	3,414	(2,986)	(12,321)	(54,427)